UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2022

Joway Health Industries Group Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-108715	98-0221494
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 South 3rd Street Las Vegas, Nevada	89101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-384-1990

No. 2, Baowang Road, Baodi Economic Development Zone

Tianjin, PRC 301800
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Change in Control

On February 3, 2022, Joway Health Industries Group Inc., a Nevada corporation, (the “Company”), consummated the transactions contemplated by the Stock Purchase Agreement dated as of January 31, 2022 (the “Purchase Agreement”), by and among the Company, Crystal Globe Limited, a company incorporated under the laws of British Virgin Islands (the “Seller”), and JHP Holdings, Inc., a Nevada corporation (the “Buyer”), pursuant to which the Buyer purchased 16,644,820 shares of common stock of the Company from the Seller. The shares represent 83% of the issued and outstanding shares of the Company on a fully diluted basis. The purchase price for the shares paid by the Buyer was $100,000. Pursuant to the Purchase Agreement, each of the Seller, Buyer and Company made customary representations and warranties to each other. The parties agreed to certain customary post-closing covenants, including those relating to confidentiality, publicity and litigation support. The Company and Seller also agreed to certain indemnification provisions as they pertain to the Buyer for breaches or inaccuracies in their respective representations and warranties or covenants.

In connection with the acquisition of the 83% by the Buyer, Jinghe Zhang, the sole officer and director of the Company, resigned and the Buyer appointed Ramon Lata as the sole officer and director of the Company.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As a result of the closing of these stock purchase transactions, the control of the Company has been transferred from the Seller to the Buyer, a company owned and controlled by Mr. Lata.

Shell Company Status; Change of Business Plan

The Company is a shell company, as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and will remain a shell company for the foreseeable future. The Company will promptly file a Current Report on Form 8-K when, and if, its status as a shall company changes.

The Company has no specific plans or proposals at this time which relate to or would result in:

●	the acquisition by any person of additional securities of the Company;

●	an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries;

●	a sale or transfer of a material amount of assets of the Company or of any of its subsidiaries;

●	any material change in the present capitalization or dividend policy of the Company;

●	any other material change in the Company's business or corporate structure;

●	changes in the Company's charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the issuer by any other person;

●	causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association;

●	a class of equity securities of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Act of 1933, as amended; or any similar action to those enumerated above.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the stock purchase transactions discussed above, effective as of February 2, 2022, Jinghe Zhange resigned from his position as sole officer and director of the Company. The resignation of Mr. Zhange was not in connection with any known disagreement with the Company on any matter.

On February 2, 2022, Mr. Ramon Lata was appointed to the board of the directors upon the resignation of Mr. Zhang. Mr. Lata was also appointed as the President, Treasurer and Secretary of the Company. The Company and the newly appointed officer have not entered into any arrangement regarding the payment of compensation for acting as an officer or director of the Company.

Since December 2021, Ramon Lata has been a vice president at Wilhelmina International, a model and talent agency. Mr. Lata was a vice president at Factor Chosen LLC from April 2015 until September 2017, when it was acquired by MP Management. From September 2017 until November 2019, Mr. Lata was a vice president at Select Model LA., until it was acquired by MP Management.

There are no arrangements or understandings between Mr. Lata and any other persons pursuant to which he was selected as an officer. Mr. Lata was appointed until his successor is duly elected and qualified. There has been no transaction, nor is there any currently proposed transaction between Mr. Lata and the Company, that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Financial Statements and Exhibits

(d)

Exhibit No.	Description

10.1	Purchase Agreement dated as of January 31, 2022, by and among Crystal Globe Limited, Joway Health Industries Group Inc. and JHP Holdings, Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 10, 2022

Joway Health Industries Group Inc.

By:	/s/ Ramon Lata
Ramon Lata
President

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